                                 SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                                CENVEO, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

--------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

                             [CENVEO LOGO]

April 3, 2006

Dear Fellow Shareholders:

Our Annual Meeting of Shareholders will be held on Friday, May 5, 2006 at 12:00 p.m. EDT at the Four Seasons Hotel, 57 East 57th Street, New York City. We look forward to your attendance either in person or by proxy.

Holding our Annual Meeting in New York will accomplish several things. First, it will reduce the amount of time that our senior management team and I will need to be away from the business. Second, it will allow us the opportunity to put on a full business presentation for our investor base that is very concentrated within the city. Third, it will reduce expenses related to travel. Lastly, our management team will be available to meet with investors after the meeting for additional Q&A.

I am looking forward to this opportunity to stand before you and discuss the progress the Company has made as well as our strategic direction for the future of our Company. As you know, Cenveo has made great strides over the course of the last seven months. There remains much to be accomplished during the year and in the future. I am committed to making this Company an outstanding success.

Again, I am looking forward to discussing with you our results, our business plan for the future and the positive momentum the Company has established since we took over the management of Cenveo in September of 2005. For your information, we will be serving a light lunch during the meeting. I encourage all our investors who can attend this meeting to join us in New York in May.

Sincerely yours,

/s/ Robert G. Burton

Robert G. Burton
Chairman and Chief Executive Officer

                                                 CENVEO, INC.
                                                 201 Broad Street, 6th Floor
                                                 One Canterbury Green
                                                 Stamford, CT 06901
                                                 (203) 595-3000


              NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

To Our Stockholders:

      On May 5, 2006, Cenveo will hold its 2006 annual meeting of stockholders at the Four Seasons Hotel, 57 West 57th Street, New York, New York 10022. The meeting will begin at 12:00 p.m. Eastern Time.

      Stockholders who owned shares of our common stock at the close of business on March 17, 2006 may attend and vote at the meeting. We ask that all stockholders be present at the meeting in person or by proxy so that we have a quorum. At the meeting, you will be asked to:

   1. Elect seven directors for terms expiring at the 2007 annual meeting of stockholders;

   2. Ratify the selection of Ernst & Young LLP by the board's audit committee as our independent auditors for 2006; and

   3.  Attend to any other business properly presented at the meeting.

      We do not know of any other business that will come before the meeting. In order to vote without attending the meeting, you may sign and date the enclosed proxy card and return it in the postage prepaid envelope.

      A copy of our 2005 Annual Report is enclosed. This notice and proxy statement, the proxy card and the 2005 Annual Report are being mailed on or about April 3, 2006.

                                        By Order of the Board of Directors,

                                        /s/ Timothy Davis

                                        Timothy Davis
                                        Senior Vice President, General
                                        Counsel and Secretary

Stamford, Connecticut
April 3, 2006



                    YOUR VOTE IS IMPORTANT TO CENVEO.
     Regardless of whether you plan to attend the meeting in person, we urge you to vote in favor of each of the proposals as soon as possible.

                    PROXY STATEMENT TABLE OF CONTENTS


PROPOSALS TO BE VOTED ON....................................         1

NOMINEES FOR THE BOARD OF DIRECTORS.........................         2

GOVERNANCE, BOARD COMMITTEES AND BOARD COMPENSATION.........         4

OWNERSHIP OF VOTING SECURITIES..............................         7

EXECUTIVE OFFICERS AND KEY EMPLOYEES........................         9

COMPENSATION OF EXECUTIVE OFFICERS..........................        10

REPORT ON EXECUTIVE COMPENSATION............................        17

REPORT OF THE AUDIT COMMITTEE...............................        19

INDEPENDENT PUBLIC AUDITORS.................................        21

RELATED PARTY TRANSACTIONS..................................        22

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN.............        23

OTHER INFORMATION...........................................        24

QUESTIONS AND ANSWERS.......................................        25

AUDIT COMMITTEE CHARTER..................................... EXHIBIT A

                        PROPOSALS TO BE VOTED ON

PROPOSAL 1--ELECTION OF DIRECTORS

Seven directors will be elected this year for terms expiring in 2007. The nominees for election are:

           Robert G. Burton, Sr.            Robert T. Kittel
           Patrice M. Daniels               Robert B. Obernier
           Leonard C. Green                 Thomas W. Oliva
           Mark J. Griffin

Each nominee is currently serving as a director of Cenveo. Each person elected as a director will serve until the 2007 annual meeting of stockholders or until such director's successor has been elected and qualified or such director's earlier resignation or removal.

Assuming a quorum is present, the seven nominees receiving the most affirmative votes at the meeting will be elected as directors. Consequently, any shares not voted at the meeting, whether by abstention or otherwise, will have no effect on the election of directors. If any of the nominees should unexpectedly decline or become unable to serve, the proxies we are soliciting may be voted for a substitute nominee, or the board may reduce the number of directors to be elected. Stockholders may not cumulate their votes when electing directors.

Brief biographies of the director nominees are included beginning on page
2. These biographies include their age, business experience and the names of publicly held and certain other corporations of which they are also directors. Each director nominee has served as a director since September 12, 2005 when they were elected pursuant to the Settlement and Governance Agreement that Cenveo entered into in settlement of the proxy contest with Burton Capital Management, LLC and Goodwood, Inc. for control of our board.

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF THESE SEVEN DIRECTOR NOMINEES.

-------------------------------------------------------------------------------

PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP has served as our independent auditor since 1999, and our audit committee has selected the firm as our independent auditors for 2006. Neither Cenveo's governing documents nor applicable law require stockholder ratification of the appointment of our independent auditors. However, the audit committee has recommended, and the board of directors has determined, to submit the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young. Even if the stockholders ratify the appointment, the audit committee has the discretion to change the independent auditors at any time.

The following audit services were performed by Ernst & Young for the year ended December 31, 2005:

   * examination of the financial statements of Cenveo and our subsidiaries and employee benefit plans,

   * examination of the effectiveness of Cenveo's internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2004,

   * services related to our filings with the Securities and Exchange Commission, and

   * consultation on matters related to accounting, internal controls and financial reporting.

Additional information concerning Ernst & Young's services for Cenveo can be found on page 21. The affirmative vote of a majority of our shares represented at the meeting will ratify the selection of Ernst & Young as our independent auditors.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT AUDITOR FOR 2006.

                   NOMINEES FOR THE BOARD OF DIRECTORS

The following nominees are currently serving as members of Cenveo's board of directors and are standing for re-election.

ROBERT G. BURTON, SR.
                    Mr. Burton, 66, has been Cenveo's Chairman and Chief Executive Officer since September 2005. He formed Burton Capital Management, LLC, a company that invests in middle market manufacturing companies, in
   [PHOTO] January 2003 and has been its Chairman, Chief Executive Officer and sole managing member since its formation. From December 2000 through December 2002, he was the Chairman, President and Chief Executive Officer of Moore Corporation Limited, a leading printing company with over $2.0 billion in revenue for fiscal year 2002. From April 1991 through October
1999, he was the Chairman, President and Chief Executive Officer of World Color Press, Inc., a former Kohlberg Kravis Roberts & Co. portfolio company. This NYSE company was a leading diversified printing company, with over $2.5 billion in revenue for fiscal year 1999. From 1981 through 1991, he held a series of senior executive positions at Capital Cities/ ABC, including President of ABC Publishing. Preceding his employment at Moore, Mr. Burton was Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified holding company. Mr. Burton serves as Chair of our board's executive committee.

PATRICE M. DANIELS
                    Ms. Daniels, 45, has served on our board of directors since September 2005. Ms. Daniels is Chief Operating Officer of International Education Corporation, a private post-secondary education company. From its founding in 2001 until 2005, Ms. Daniels was a
   [PHOTO] partner of Onyx Capital Ventures, L.P., a minority-owned private equity investment firm. She previously served as Managing Director, Corporate and Leveraged Finance for CIBC World Markets and Bankers Trust Company, investment banking firms. Ms. Daniels serves as board member and audit committee chair of real estate services firm CB Richard Ellis Group and on the advisory council of the University of Chicago Graduate School of Business. Ms. Daniels holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of Chicago Graduate School of Business. Ms. Daniels serves on our audit committee, compensation committee (Chair), executive committee and nominating and governance committee (Chair).

LEONARD C. GREEN
                    Mr. Green, 69, has served on our board of directors since September 2005. He has been President of The Green Group, a financial services firm of CPAs, consultants and entrepreneurs, since 1976. Mr. Green
   [PHOTO] is a Professor of Entrepreneurship at Babson College in Wellesley, Massachusetts. He is presently, and has served, on the board of directors of a number of private companies. Mr. Green serves on our audit committee (Chair) and our executive committee.

MARK J. GRIFFIN
                    Dr. Griffin, 57, has served on our board of directors since September 2005. He was the founder of the Eagle Hill School, an independent private school in Greenwich, Connecticut, and has been its headmaster since 1975. Since 1991, Dr. Griffin has served on the
   [PHOTO] board of directors of the National Center for Learning Disabilities, and he has been a member of its Executive Committee since 2003. Dr. Griffin has also been on the board of the Learning Disabilities Association of America since 1993. Dr. Griffin served on the board of directors of World Color Press, Inc. from October 1996 to 1999, where he was a member of the audit committee and the compensation committee. Dr. Griffin serves on our audit committee, compensation committee and nominating and governance committee.

ROBERT T. KITTEL
                    Mr. Kittel, 34, has served on our board of directors since September 2005. He has been a Partner of Goodwood, Inc., an investment management firm, since June 2003, and with Goodwood since June 2002. From
   [PHOTO] June 2000 until February 2002, he was a Vice-President at Silvercreek Management Inc., an investment management firm. From May 1997 until May 2000, Mr. Kittel was employed by Cadillac Fairview Corporation, a commercial real estate development company. Mr. Kittel serves on our executive committee and our nominating and governance committee.

ROBERT B. OBERNIER
                    Mr. Obernier, 68, has served on our board of directors since September 2005. Mr. Obernier has served as the Chairman and Chief Executive Officer of Horizon Paper Co., Inc., a paper supply company, since 1991. Mr. Obernier is Chairman of the Norwalk
   [PHOTO] Hospital Foundation and a Trustee of the Norwalk Hospital in Norwalk, Connecticut. Mr. Obernier also serves on the audit committee of the Board of the Juvenile Diabetes Research Foundation as a volunteer. Mr. Obernier serves on our audit committee, compensation committee and executive committee.

THOMAS W. OLIVA
                    Mr. Oliva, 48, has been our President since January 2006 and served as our President, Envelope and Resale, since September 2005. From December 2002 until January 2004, Mr. Oliva was the President and Chief Operating Officer of Moore Wallace Inc., a
   [PHOTO] commercial printing company. From June 2002 until December 2002, he was the Group President of the outsourcing division of Moore Corporation Limited (Moore acquired Wallace Computer Services, Inc. and changed its name to Moore Wallace Inc. during 2003). From December 2000 until December 2002, he was the Group President of the Forms and Labels Division of
Moore. From 1998 until 2000, Mr. Oliva was the Group President for the Gravure Catalog and Magazine Division of World Color Press, Inc., which became Quebecor World (USA) Inc. following its acquisition by Quebecor Printing Inc. in 1999. Between 1979 and 1998, Mr. Oliva served in a number of sales and management positions at R.R. Donnelley & Sons Company, Quebecor Printing Inc. and World Color Press.

           GOVERNANCE, BOARD COMMITTEES AND BOARD COMPENSATION

NOMINATION OF DIRECTORS

The current term of office of all of our directors expires at the annual meeting of stockholders. The nominating and governance committee has nominated all seven of our current directors to be re-elected.

Our nominating and governance committee identifies and selects, or recommends to the full board for its consideration, the director nominees for each annual meeting of stockholders using the criteria set forth in our corporate governance guidelines. Our guidelines provide that all directors must have such education, training, experience, skills and expertise as will allow them to perform the duties of a director. The committee has not established any specific minimum qualification standards for board nominees. However, the committee may identify certain skills or attributes as being particularly desirable for specific director nominees in order to complement the existing board composition. To date, the committee has identified and evaluated nominees for directors based on several factors, including:

   * referrals from our management, existing directors and advisors,

   * business and industry experience,

   * education,

   * diversity,

   * leadership abilities,

   * professional reputation and affiliation, and

   * personal interviews.

All of our current directors were elected pursuant to the Settlement and Governance Agreement that Cenveo entered into in settlement of the proxy contest with Burton Capital Management, LLC and Goodwood, Inc. for control of our board.

We do not currently pay any fee to a third party to identify or evaluate potential director nominees, although we may in the future retain search firms to assist in finding qualified candidates.

The committee currently has no policy in place regarding the consideration of director candidates recommended by stockholders. Instead, it considers nominees identified in the manner described above. We believe that our nominating and governance committee, consisting entirely of independent directors, can successfully identify appropriate candidates for our board. Stockholders of record are entitled to nominate director candidates in the manner provided in Cenveo's bylaws.

CORPORATE GOVERNANCE

Our board and management are committed to diligently exercising their oversight responsibilities throughout Cenveo and managing Cenveo's affairs consistent with the highest principles of business ethics. We have adopted a code of business conduct and ethics that applies to all employees, including our senior officers. We continue to review our corporate governance policies and practices to ensure compliance with the provisions of the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. Since our 2005 annual stockholders meeting, the board has determined that:

   * all of our current directors, except for Mr. Burton and Mr. Oliva, qualify as independent directors as defined by the rules of the New York Stock Exchange and our corporate governance guidelines, and

   * Mr. Green qualifies as an audit committee financial expert under the rules of the Securities and Exchange Commission.

You can view the following documents on our website at www.cenveo.com under "Investor--Governance," or receive copies by writing to our corporate secretary at Cenveo, Inc., 201 Broad Street, 6th Floor, One Canterbury Green, Stamford, CT 06901:

   * the current committee charters for our nominating and governance committee, our audit committee and our compensation committee,

   * our corporate governance guidelines, and

   * our code of business conduct and ethics.

DIRECTOR INDEPENDENCE

We believe that independent directors play a critical role in governing Cenveo, and we are committed to ensuring that a majority of our directors are independent. Currently five of our seven directors satisfy the independence requirements of the New York Stock Exchange's listing standards and the "standards of independence" required by our corporate governance guidelines. Messrs. Burton and Oliva are not considered independent because of their positions with Cenveo. Our corporate governance guidelines can be accessed on our website at www.cenveo.com under "Investor--Governance."

In addition to the board's determination that five of the seven nominees for election meet the foregoing independence standards, the board has also determined that each member of our audit committee, our nominating and governance committee and our compensation committee is independent under these standards. These determinations were made after reviewing all relevant transactions and relationships between each director and any of his or her family members, on one hand, and Cenveo, our senior management and our independent auditor, on the other hand.

BOARD PROCEDURES AND COMMITTEES

Our full board of directors considers all major decisions. However, we have established an audit committee, a compensation committee, a nominating and governance committee and an executive committee so that some matters can be addressed in more depth than may be possible in a full board meeting.

NOMINATING AND GOVERNANCE COMMITTEE. The current members of the nominating and governance committee are Ms. Daniels (Chair), Dr. Griffin and Mr. Kittel. This committee:

   * identifies candidates for open director positions,

   * selects, or recommends that our board select, the director nominees for each annual stockholders meeting,

   * oversees the evaluation of our board's effectiveness, and

   * develops and recommends to our board our corporate governance principles.

The nominating and governance committee met three times during 2005.

EXECUTIVE COMMITTEE. The current members of our executive committee are Mr. Burton (Chair), Ms. Daniels, Mr. Green, Mr. Kittel and Mr. Obernier. The executive committee exercises the full powers of the board in intervals between meetings of the board. This committee did not meet during 2005.

AUDIT COMMITTEE. The current members of our audit committee are Mr. Green (Chair), Ms. Daniels, Dr. Griffin and Mr. Obernier. The board has determined that each member of the committee is financially literate under the New York Stock Exchange's listing standards and is independent under special standards established by the Securities and Exchange Commission for audit committee members. The board has also determined that Mr. Green is an audit committee financial expert under the rules of the Securities and Exchange Commission. A description of each committee member's qualifications and business experience is found in the biographies beginning on page 2. The audit committee met six times during 2005. Our audit committee:

   * monitors the integrity of our financial statements, including our financial reporting process,

   * monitors our systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements,

   * monitors the independence and performance of our independent auditor,

   * monitors the performance of our internal audit function and our financial executives,

   * reviews our annual and quarterly financial statements and earnings press releases, and

   * annually retains our independent auditor and approves the terms and scope of the work to be performed.

For more information on the audit committee, see the report of the audit committee beginning at page 19.

COMPENSATION COMMITTEE. The current members of our compensation committee are Ms. Daniels (Chair), Dr. Griffin and Mr. Obernier. This committee:

   * reviews and administers our executive compensation programs,

   * reviews matters relating to management advancement and succession,

   * reviews and recommends to our board the compensation for our officers and directors, including incentive compensation plans and equity-based plans, and

   * reviews and approves corporate goals for our chief executive officer's compensation and evaluates his performance of those goals.

The compensation committee (and its predecessor, the compensation and human resources committee) held seven meetings during 2005. For more information on the compensation committee, see the report of the compensation committee beginning at page 17.

BOARD MEETINGS AND ATTENDANCE

The board met 15 times during 2005. Each incumbent director attended at least 75% of our board meetings and the meetings of the board committees on which he or she served. We strongly encourage each director to attend our annual stockholders meeting, although this is not stated in a formal policy.

All non-management directors meet in executive session at each regular board meeting. During 2005, these executive sessions were chaired by the non-management director then serving as lead director. During 2005 our non-management directors served as lead directors on a rotating basis each quarter based on their tenure on the board.

BOARD COMPENSATION

Our non-employee directors receive:

   * an annual retainer of $20,000,

   * $1,500 for each board meeting attended in person,

   * $1,200 for each board meeting attended by telephone,

   * $1,200 for each board committee meeting, and

   * non-qualified options for 5,000 shares of common stock and restricted stock units for 3,500 shares under our long-term equity incentive plan described on page 12. These options may be exercised six months following the grant date.

Our non-employee directors will also receive an annual grant of restricted stock units valued at approximately $15,000 on the date of grant. These restricted stock units will vest immediately, but prohibit the sale of the underlying shares for six months from the date of issuance.

In addition, the chair of the audit committee receives $10,000 annually, the chair of the compensation committee receives $7,500 annually and the chair of each of the other board committees receives $5,000 annually. Directors who are employees of Cenveo do not receive compensation for their service on the board.

During 2005, all director compensation was pro rated for directors who did not serve a complete year.

Board members are reimbursed for expenses incurred in connection with their attendance at board meetings and in complying with our corporate governance policies. Cenveo also provides directors' and officers' liability insurance and indemnity agreements for its directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the compensation committee is an officer, former officer or employee of Cenveo. No executive officer of Cenveo had any interlocking relationship with any other for-profit entity during 2005.

                     OWNERSHIP OF VOTING SECURITIES

This chart shows the common stock ownership for each director and director nominee, the executive officers named on page 9, and owners of more than 5 percent of our outstanding common stock as of March 17, 2006. Each stockholder has direct ownership and sole voting and investment power for the shares listed unless otherwise noted. Unless otherwise specified, the address for each stockholder named below is c/o Cenveo, Inc., 201 Broad Street, One Canterbury Green, Stamford, CT 06901.

                                                           AMOUNT OF SHARES            PERCENTAGE OF COMMON
                  BENEFICIAL OWNERS                      BENEFICIALLY OWNED(a)           STOCK OUTSTANDING
 Robert G. Burton, Sr.                                        3,124,768    (b)(c)              5.9%
 Thomas W. Oliva                                                345,824       (c)                *
 Michael W. (Max) Harris                                        110,786       (c)                *
 Sean S. Sullivan                                                17,464       (c)                *
 Timothy Davis                                                    6,200       (c)                *
 Patrice M. Daniels                                              10,000       (c)                *
 Leonard C. Green                                               538,230    (c)(d)              1.0%
 Mark J. Griffin                                                  5,600       (c)                *
 Robert T. Kittel                                                 5,000       (c)                *
 Robert B. Obernier                                              13,500       (c)                *
 All directors and executive officers as a group              4,193,694                        7.9%
 OZ Management, L.L.C.                                        4,432,624       (e)              8.3%
 Ronald Gutfleish                                             4,340,507       (f)              8.2%
 FMR Corp.                                                    3,705,800       (g)              7.0%
 Wells Fargo & Company                                        3,146,655       (h)              5.9%

  *       Less than 1%.
 (a)      None of the listed beneficial owners hold stock options exercisable, or other rights to acquire beneficial ownership of common shares, within 60 days of March 17, 2006.
 (b)      Includes 2,658,122 shares owned by Burton Capital Management, LLC. Mr. Burton is the Chairman, CEO
          and Managing Member of Burton Capital. BCM was formed to invest in middle market manufacturing companies that provide an opportunity for increased shareholder value through intense management and operational changes and organic and acquisitive growth.
 (c)      For Mr. Burton: (i) includes 200,000 shares of unvested restricted stock; and (ii) does not include
          100,000 shares underlying unvested restricted share unit awards or 500,000 shares issuable upon exercise of unvested stock options. For Mr. Oliva, does not include 20,000 shares underlying unvested restricted share unit awards or 175,000 shares issuable upon exercise of unvested stock options. For
          Mr. Harris, does not include 20,000 shares underlying unvested restricted share unit awards or
          175,000 shares issuable upon exercise of unvested stock options. For Mr. Sullivan, does not include
          15,000 shares underlying unvested restricted share unit awards or 150,000 shares issuable upon exercise of unvested stock options. For Mr. Davis, does not include 35,000 shares issuable upon exercise of unvested stock options. For Ms. Daniels, does not include 3,820 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options. For Mr. Green, does not include 3,820 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options. For


                                  - 7 -


          Dr. Griffin, does not include 3,820 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options. For Mr. Kittel, does not include 3,820 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options. For Mr. Obernier, does not include 3,820 shares underlying unvested restricted share unit awards or 5,000 shares issuable upon exercise of unvested stock options.
 (d)      Includes 52,100 shares owned by Dalled, Inc., 3,500 shares owned by Jobel Management Corp., 700 shares owned by Market Investments, L.P., 700 shares owned by Southern States Investment Co., Inc.,
          12,700 shares owned by Mr. Green's spouse and 700 shares owned by Altman Trust-Green Realty
          Associates. Mr. Green disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein.
 (e)      The address for OZ Management, L.L.C., or OZ, is 9 West 57th Street, 39th Floor, New York, New York
          10019. OZ serves as principal investment manager to a number of investment funds and discretionary accounts with respect to which it has voting and dispositive authority over the shares reported above, including such account for OZ Master Fund, Ltd., or OZMD. OZMD is the beneficial owner of
          4,231,242 shares. Mr. Daniel S. Och is the Senior Managing Member of OZ. As such, he may be deemed to be the beneficial owner of the shares beneficially owned by OZ. The foregoing information is based solely on the Schedule 13G/A filed by OZ, OZMD and Mr. Och with the SEC on February 14, 2006.
 (f)      The address for Mr. Gutfleish is c/o Elm Ridge Capital Management, LLC, 3 West Main Street, 3rd
          Floor, Irvington, New York 10533. Mr. Gutfleish is the managing member of two limited liability companies that each manage one or more private investment funds that own our common stock. The foregoing information is based solely on the Schedule 13G/A filed by Mr. Gutfleish with the SEC on
          February 14, 2006.
 (g)      The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02105. Fidelity Management &
          Research Company is a registered investment adviser and a wholly owned subsidiary of FMR Corp. and is the beneficial owner of 3,062,100 shares. Edward C. Johnson, III is the Chairman of FMR Corp. As
          such, he may be deemed to be the beneficial owner of the 3,062,100 shares beneficially owned by
          Fidelity Management & Research Company. Fidelity International Limited, or FIL, provides investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, and is the beneficial owner of 643,700 shares. Edward C. Johnson, III is the
          Chairman of FIL. As such, he may be deemed to be the beneficial owner of the 643,700 shares beneficially owned by FIL. The foregoing information is based solely on the Schedule 13G/A filed by
          FMR Corp. and Mr. Johnson with the SEC on February 14, 2006.
 (h)      The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. The
          foregoing information is based solely on the Schedule 13G filed by Wells Fargo & Company with the SEC on March 3, 2006.

                  EXECUTIVE OFFICERS AND KEY EMPLOYEES

Please refer to pages 2 and 3 for the biographies of Mr. Burton, our Chairman and Chief Executive Officer, and Mr. Oliva, our President.

TIMOTHY DAVIS
Timothy Davis, 51, has served as Cenveo's Senior Vice President, General Counsel and Secretary since January 2006. From July 1989 through
December, 2005, he was Senior Vice President, General Counsel and
Secretary of American Color Graphics, Inc., a commercial printing company.

MICHAEL W. (MAX) HARRIS
Michael W. (Max) Harris, 51, has served as Cenveo's President, Commercial Print, since September 2005. He co-founded Optical Experts Manufacturing, Inc., an optical disc manufacturing company in Charlotte, North Carolina, in March 2001, and served as its Chairman and CEO from that date until September 2005. From 1973 until 2001, Mr. Harris served in a variety of roles at World Color Press, Inc. (which became Quebecor World (USA) Inc. in 1999). He served as Executive Vice-President of Manufacturing from 1991 until March 1995. From March 1995 until October 1998, he served as the President of World Color's Manufacturing Operations, and he served as President of the Retail Group from October 1998 until March 2001.

SEAN S. SULLIVAN
Mr. Sullivan, 38, has served as Cenveo's Chief Financial Officer since September 2005. He served as the Executive Vice President-Chief Financial Officer of Spencer Press, Inc., a privately held printer that produces catalogs, direct mail and general commercial print products, from October 2004 until September 2005. From May 2003 to September 2004, Mr. Sullivan served as the Executive Vice President of Burton Capital Management. Prior to Burton Capital Management, Mr. Sullivan served as the Senior Vice President, Finance and Corporate Development for Moore Corporation Limited from August 2001 to June 2002. Prior to Moore Corporation Limited, Mr. Sullivan served as the Vice President of Mergers and Acquisitions for Engage, Inc., an enterprise marketing software and interactive media company. Mr. Sullivan began his career at Ernst & Young and held various positions in the audit and M&A groups from 1989 through 1998. Mr. Sullivan is a certified public accountant.

                   COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table presents information concerning all compensation received by Robert G. Burton, Sr., our chairman and chief executive officer, as well as by the four most highly compensated executive officers other than the CEO who were serving as executive officers at December 31, 2005. In accordance with the applicable rules of the SEC, the following also presents the same information for James R. Malone, Paul V. Reilly and Michel P. Salbaing, all of whom served as chief executive officer or interim chief executive officer during 2005, for Susan O. Rheney, who served as the Interim Chairman during 2005 and was the top executive officer of Cenveo during a period in which there was no named chief executive officer, and for the two other most highly compensated executive officers who left Cenveo at or shortly following the installation of a new board of directors during September 2005.

                                                ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                         ---------------------------------     ------------------------------
                                                                    OTHER                           SECURITIES
                                                                    ANNUAL     RESTRICTED           UNDERLYING      ALL OTHER
          NAME AND                                                 COMPEN-       STOCK               OPTIONS         COMPEN-
     PRINCIPAL POSITION        YEAR      SALARY     BONUS(1)       SATION        AWARDS              GRANTED         SATION
 FORMER EXECUTIVE OFFICERS (UNTIL SEPTEMBER 2005):

 James R. Malone               2005      $183,076          $0        (2)        $3,619,000(3)         400,000       $1,700,000(5)
  Former President and
  Chief Executive Officer

 Paul V. Reilly                2005      $224,654          $0        (2)                $0                 --       $2,855,600(5)
  Former President and         2004      $641,192          $0        (2)          $372,000(4)         275,000               $0
  Chief Executive Officer      2003      $618,077          $0        (2)                $0             90,000               $0

 Susan O. Rheney               2005            $0          $0        (2)            $9,999(3)           5,000         $253,000(5)
  Former Interim               2004                        $0        (2)                                                    $0
  Chairman of the Board        2003                        $0        (2)                                                    $0

 Michel P. Salbaing            2005      $262,609          $0        (2)                $0                 --       $1,306,422(5)
  Former Senior Vice           2004      $360,962          $0        (2)           $93,000(4)          80,000               $0
  President and Chief          2003      $349,038          $0        (2)                $0             25,875               $0
  Financial Officer, and
  Interim Chief Executive
  Officer

 Gordon A. Griffiths           2005      $305,228          $0        (2)                $0                 --       $1,426,075(5)
  Former Executive             2004      $393,269          $0        (2)          $124,000(4)         105,000               $0
  Vice President and           2003      $375,000          $0        (2)                $0             33,750          $27,665(6)
  President--Commercial
  Segment

 Allen C. Conway               2005      $301,679          $0        (2)                $0                 --       $1,175,247(5)
  Former Executive             2004      $299,022          $0        (2)                $0             21,000               $0
  Vice President and           2003      $254,241     $72,677        (2)                $0             10,000               $0
  President--Resale Segment

 CURRENT EXECUTIVE OFFICERS (BEGINNING DURING OR AFTER SEPTEMBER 2005):

 Robert G. Burton, Sr.         2005      $292,308          $0        (2)        $2,856,000(3)         500,000               $0
  Chairman and
  Chief Executive Officer

 Thomas W. Oliva               2005      $153,846          $0        (2)          $190,400(3)         175,000               $0
  President


                                  - 10 -



                                                ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                         ---------------------------------    --------------------------------
                                                                    OTHER                           SECURITIES
                                                                   ANNUAL         RESTRICTED        UNDERLYING         ALL OTHER
 NAME AND                                                          COMPEN-           STOCK            OPTIONS           COMPEN-
 PRINCIPAL POSITION            YEAR      SALARY       BONUS(1)     SATION           AWARDS            GRANTED           SATION
 Michael W. Harris             2005      $123,077          $0        (2)          $190,400(3)         175,000             $0
  President, Commercial
  Print

 Sean S. Sullivan              2005      $115,385          $0        (2)          $142,800(3)         150,000             $0
  Chief Financial Officer

 Timothy Davis                 2005       $23,192          $0        (2)                $0             35,000             $0
  Senior Vice President,
  General Counsel and
  Secretary

 (1)      Bonus amounts are shown for the year earned and are paid in the following year.
 (2)      None of the named executive officers has received perquisites, the value of which exceeded the lesser of either $50,000 or 10% of his or her total salary and bonus. Perquisites paid included contributions to each person's 401(k) account, tax services, life insurance, the allowance received under Cenveo's former executive perquisite and benefits expense reimbursement plan and car allowance.
 (3)      These awards represent unvested restricted share unit awards, except for 200,000 shares of restricted stock awarded to Mr. Burton, 275,000 shares of restricted stock awarded to Mr. Malone and 1,335 shares of restricted stock awarded to Ms. Rheney. The table shows the value of the awards on their grant dates based on the price of our common stock on such dates. As of December 30, 2005, based on the closing price of our common stock of $13.16 per share, the restricted stock awards had values of:
          for Mr. Burton, $3,948,000 (300,000 shares); for Mr. Oliva, $263,200 (20,000 shares); for Mr. Harris
          $263,200 (20,000 shares); for Mr. Sullivan, $197,400 (15,000 shares); for Mr. Malone, $3,619,000
          (275,000 shares); and for Ms. Rheney, $17,569 (1,335 shares).
 (4)      Reflects a grant of restricted stock under our long-term equity incentive plan described on page 12, based on the closing price of our common stock as quoted on the New York Stock Exchange on December
          31, 2004 ($3.10 per share). These shares vested on September 12, 2005.
 (5)      For Messrs. Malone, Griffiths and Conway, includes severance paid pursuant to severance agreements approved by the prior board of directors. For Mr. Reilly, includes severance of $2,460,200 and a retention bonus of $389,400 paid pursuant to an agreement approved by the prior board of directors.
          For Ms. Rheney, includes board compensation paid.
 (6)      Reflects club dues paid of $13,665 and relocation expenses of $14,000 for former Executive Vice
          President Mr. Griffiths.

EXECUTIVE AGREEMENTS

Employment Agreement with Mr. Burton. Cenveo has entered into an employment agreement with Robert G. Burton, Sr., the Chairman of the Board of Directors and our Chief Executive Officer. The employment agreement is for a term that will expire on December 31, 2008, subject to automatic 1-year renewals unless prior notice of non-renewal is given, and provides for an annual base salary of not less than $950,000 and, beginning in 2006, an annual incentive bonus opportunity equal to 200% of base salary, which is payable on an "all or nothing" basis depending on the achievement of target goals. In addition, pursuant to the employment agreement, Mr. Burton was granted the following equity awards: options to purchase 500,000 shares of our common stock at an exercise price of $9.52 (the closing price on the date of grant); a restricted stock award of 200,000 shares; and an award of 100,000 restricted share units. Each equity award vests in four equal annual installments beginning on September 12, 2006. If Mr. Burton's employment is terminated by us without "cause" or by Mr. Burton for "good reason," his equity awards will fully vest and he will be paid a lump sum equal to: (i) two times his base salary in effect at the time of such termination; (ii) two times his target bonus opportunity for the year in which such termination occurs; and
(iii) his automobile allowance for a period of 24 months following such termination. Mr. Burton would also be reimbursed for "COBRA" coverage under our medical and dental plans for a period of up to 24 months following any such termination. If Mr. Burton's employment is terminated on account of a "disability," he will be paid a lump sum equal to two times his base salary in effect at the time of such termination.

Indemnity Agreements. Cenveo has entered into indemnity agreements with each executive officer, which provide that Cenveo will indemnify the executives in lawsuits brought against any executive in his or her capacity as an officer of Cenveo.

Severance Paid During 2005. Management of Cenveo changed immediately following the appointment of the current directors pursuant to the Settlement and Governance Agreement that Cenveo entered into in settlement of the proxy contest with Burton Capital Management LLC and Goodwood Inc. for control of Cenveo's Board. In connection with the settlement of the proxy contest, Cenveo was required to honor all of its employee benefit plans, agreements and arrangements that applied to any of its current or former employees, officers or directors.

The settlement of the proxy contest was deemed to be a "change of control" solely for purposes of (i) the change of control, severance and employment agreements with the 14 persons who were executives of Cenveo on September 9, 2005, (ii) Cenveo's severance plan for non-union employees and (iii) Cenveo's 2001 long-term equity incentive plan. Under these agreements, Cenveo made severance payments to the named executive officers in the amounts described in note (5) to the Summary Compensation Table.

On January 6, 2005, Cenveo entered into an employment separation agreement and general release with Paul V. Reilly, who was then Chairman, President and Chief Executive Officer. Pursuant to the agreement, Mr. Reilly received a severance payment in the amount described in note (5) to the Summary Compensation Table.

LONG-TERM EQUITY INCENTIVE PLAN

In 2001 our stockholders adopted a long-term equity incentive plan, which provides incentive compensation to key officers, employees, directors and consultants. Our former stock option plans were merged into this plan and no longer separately exist. In 2004 our stockholders amended the long-term equity incentive plan to authorize that an aggregate of 7,450,000 common shares be issuable under the plan. However, options for 145,500 shares still outstanding under the old stock option plans continue to be governed by their respective grant agreements but are administered under the 2001 plan. The plan provides for awards of:

   * options for our common stock,

   * stock appreciation rights based on our common stock,

   * restricted shares of our common stock,

   * restricted share units based on our common stock, and

   * performance awards of our common stock.

The plan provides that no more than 1,500,000 shares may be issued in connection with free-standing stock appreciation rights, no more than 1,000,000 shares may be granted as restricted stock, and no more than 750,000 shares may be granted as performance restricted stock or performance restricted units payable in stock.

As of March 17, 2006, the number of common shares underlying outstanding awards granted was as follows, with an additional 2,635,355 shares available for grant in the future:

   * 2,222,657 shares underlying options granted,

   * 436,600 shares of restricted stock or underlying restricted share units,

   * no shares of performance accelerated restricted stock, and

   * no shares of stock as performance awards.

No stock appreciation rights have been granted under the plan. The charts beginning on page 14 show the stock options and restricted shares that were granted to the named executive officers in 2005.

Shares Available for Awards under the Plan. Shares underlying awards that are cancelled, expire unexercised, are forfeited, are settled in cash or are otherwise terminated remain available for future awards under the plan. Shares issued under the plan may be either newly issued shares or shares that we have reacquired. Shares issued as substitute awards when we assume outstanding awards previously granted by a company that we acquire do not reduce the number of shares available for awards. The number of shares reserved for issuance can be increased only with the approval of holders of a majority of our outstanding stock. The plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations, generally no single participant may receive options or stock appreciation rights in any calendar year that value more than $1,000,000. Awards may generally be adjusted to prevent dilution or enlargement of benefits when certain events occur, such as a stock dividend, reorganization, recapitalization, stock split, combination, merger or consolidation.

Eligibility. Current officers, employees, directors and consultants of Cenveo or its subsidiaries or affiliates may be granted awards under the plan.

Administration. The plan is administered by our compensation committee. Awards to directors serving on the committee are determined and administered by the full board of directors. The committee has the power to:

   * select participants,

   * determine the type and number of awards to be granted,

   * determine the exercise or purchase price, vesting periods and performance goals, if any,

   * determine, and later amend, the terms and conditions of any award,

   * interpret the rules relating to the plan, and

   * otherwise administer the plan.

Stock Options and Stock Appreciation Rights. The committee may grant both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The committee may also grant stock appreciation rights either with or without a related option. The committee determines the terms and individual vesting schedules for each grant, including the exercise price, which generally may not be less than the fair market value of a share of common stock on the date of the grant. All stock options have been granted at exercise prices equal to the fair market value of our stock at the date of grant. All stock options granted to management during 2005 proportionately vest over periods between two and five years on the anniversaries of the grant dates, and all non-qualified stock options granted to directors vest between six months and one year following their grant dates.

Restricted Shares and Restricted Share Units. The committee may grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock with transfer restrictions. These restrictions lapse on the basis of performance and/or continued employment as determined in advance by the committee. They may be forfeited by participants as specified by the committee in the award agreement. A participant who has received a grant of restricted shares will receive dividends and the right to vote those shares. Restricted shares may not be transferred, encumbered or disposed of during the restricted period or until after the restrictive conditions are met.

Each restricted share unit has a value equal to the fair market value of a share of our common stock on the date of grant. The committee determines the restrictions applicable to the restricted share units. A participant is credited with dividend equivalents on any vested restricted share units when dividends are paid to stockholders.
Restricted share units generally may not be transferred, encumbered or disposed of until after the restrictive conditions are met.

Performance Awards. A performance award is a right that is denominated in cash or shares of common stock, and valued by the achievement of certain performance goals during performance periods as established by the committee. The plan specifies the types of goals the committee may consider when granting performance awards. The committee determines the form, time and type of payment. Performance awards are generally forfeited when employment is terminated other than for death or total disability. A participant's rights to any performance award are not transferable, except by will or the laws of descent and distribution.

Other Stock-Based Awards. The committee may grant any other type of award that is payable in or valued by our common stock. The committee determines the terms and conditions of these awards.

Change in Control. All outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately when Cenveo experiences a change in control. All then-outstanding awards vested on September 12, 2005 as a result in the change of control of the Board.

Amendment and Termination. The Board may amend or terminate the plan subject to any required stockholder approval. The committee may not amend the terms of previously granted options to reduce the exercise price or cancel options and grant substitute options with a lower exercise price.

STOCK OPTION GRANTS DURING 2005

The following table presents information concerning stock options granted to each of the named executive officers during 2005 under our long-term equity incentive plan and the potential realizable value for those stock options based on future appreciation assumptions:

                                                     INDIVIDUAL GRANTS
                              ----------------------------------------------------------------     POTENTIAL REALIZABLE VALUE
                              NUMBER OF                                                            AT ASSUMED ANNUAL RATES OF
                              SECURITIES            % OF TOTAL                                      STOCK PRICE APPRECIATION
                              UNDERLYING          OPTIONS GRANTED                                     FOR OPTION TERM(a)
                               OPTIONS            TO EMPLOYEES IN   EXERCISE        EXPIRATION     ----------------------------
       NAME                    GRANTED                2005           PRICE             DATE           5%               10%
 FORMER OFFICERS:
 James R. Malone(b)               400,000             17.33%            $7.75        3/12/06          $155,000         $310,000
 Gordon A. Griffiths                 --                --                --            --               --               --
 Allen C. Conway                     --                --                --            --               --               --
 Susan O. Rheney                    5,000              0.22%            $7.49        4/27/15           $23,552          $59,686

 CURRENT OFFICERS:
 Robert G. Burton, Sr.            500,000             21.66%            $9.52        10/27/12       $1,937,798       $4,515,893
 Thomas W. Oliva                  175,000              7.58%            $9.52        10/27/12         $678,229       $1,580,563
 Michael W. Harris                175,000              7.58%            $9.52        10/27/12         $678,229       $1,580,563
 Sean S. Sullivan                 150,000              6.50%            $9.52        10/27/12         $581,339       $1,354,768
 Timothy Davis                     35,000              1.52%           $11.98        11/18/12         $170,697         $397,797

(a)       Potential realizable value is based on an assumption that the market price of our common stock will appreciate at the stated rates (5% and 10%), compounded annually from the date of grant until the end of the term. The values are calculated based on rules of the Securities and Exchange Commission and do not reflect our estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the price of our common stock and the timing of exercises.
(b)       5% and 10% potential realizable values were calculated using a one year option term.

STOCK OPTIONS EXERCISED IN 2005 AND 2005 YEAR-END OPTION VALUES

The following table presents information about the number and value of stock options exercised in 2005 and held at December 30, 2005, by each named executive officer. A stock option is "in-the-money" if the closing market price of Cenveo stock exceeds the exercise price of the stock option.

                                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                              NUMBER OF         VALUE           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                               SHARES         RECEIVED            OPTIONS AT 12-30-05                  12-30-05(a)
                              ACQUIRED          UPON          ----------------------------     ----------------------------
            NAME             ON EXERCISE      EXERCISE        EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
 FORMER OFFICERS:
 James R. Malone                400,000          $700,623(b)          0                 0              $0                $0
 Paul V. Reilly                 691,432        $2,279,728             0                 0              $0                $0
 Gordon A. Griffiths            223,750        $1,394,675             0                 0              $0                $0
 Allen C. Conway                 39,000          $188,601             0                 0              $0                $0
 Susan O. Rheney                 25,000          $161,650         5,000                 0         $55,100                $0

 CURRENT OFFICERS:
 Robert G. Burton, Sr.            --               --                 0           500,000              $0        $1,820,000
 Thomas Oliva                     --               --                 0           175,000              $0          $637,000
 Michael Harris                   --               --                 0           175,000              $0          $637,000
 Sean Sullivan                    --               --                 0           150,000              $0          $546,000
 Timothy Davis                    --               --                 0            35,000              $0           $41,300

(a)       Based on the closing price per share of Cenveo stock as quoted on the New York Stock Exchange on
          December 30, 2005 ($13.16 per share).
(b)       Reflects the difference between the total value received upon sale of the shares and the total cost of purchasing the shares at the grant price.

LONG-TERM INCENTIVE PLAN AWARDS

The following table presents information about awards of restricted stock to each of the named executive officers in 2005 under our long-term equity incentive plan described beginning on page 12.

                                                     NUMBER OF SHARES OF             PERFORMANCE OR OTHER
                     NAME                              RESTRICTED STOCK            PERIOD UNTIL MATURATION
               FORMER OFFICERS:
               James R. Malone                              275,000                        (1)
               Paul V. Reilly                                     0                        --
               Gordon A. Griffiths                                0                        --
               Allen C. Conway                                    0                        --
               Susan O. Rheney                                1,335                        (1)

               CURRENT OFFICERS:
               Robert G. Burton, Sr.                        300,000                        (2)
               Thomas W. Oliva                               20,000                        (3)
               Michael W. Harris                             20,000                        (3)
               Sean S. Sullivan                              15,000                        (3)
               Timothy Davis                                      0                        --

(1)       For Mr. Malone, represents 275,000 shares of restricted stock and for Ms. Rheney, 1,335 shares of restricted stock. All of these shares vested upon the change in the composition of our board of directors on September 12, 2005.

                                  - 15 -



(2)       For Mr. Burton, represents 200,000 shares of restricted stock and 100,000 restricted share units. 25%
          of each of these grants vests on each anniversary date of the grants beginning in 2006.
(3)       Represents: 20,000 restricted share unit awards for Mr. Oliva; 20,000 restricted share unit awards for Mr. Harris; and 15,000 restricted share unit awards for Mr. Sullivan. Each of these grants vests upon the satisfaction of a specific cost-saving objective.

CASH BONUS ANNUAL INCENTIVE PLAN

We have a cash bonus annual incentive plan which provides bonus compensation to our executives and other key employees. The bonus plan is designed to promote achievement of our financial goals by making a portion of each participant's compensation depend on his achievement of goals established by the Board and individual performance objectives. Participants must be employed on the date the incentive payments are paid before they can receive any payment under the bonus plan. The report on executive compensation beginning on page 17 further describes the cash bonus plan for 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows shares reserved for issuance for outstanding options, stock appreciation rights and warrants granted under our equity compensation plans as of December 31, 2005. All of our equity compensation plans have been approved by our stockholders.

                                                                                             NUMBER OF SECURITIES
                                        NUMBER OF SECURITIES                                REMAINING AVAILABLE FOR
                                         TO BE ISSUED UPON           WEIGHTED AVERAGE        ISSUANCE UNDER EQUITY
                                      EXERCISE OF OUTSTANDING       EXERCISE PRICE OF        COMPENSATION PLANS
                                       OPTIONS, WARRANTS AND       OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
         PLAN CATEGORY                        RIGHTS               WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
 Equity compensation plans not                      N/A                    N/A                           N/A
 approved by stockholders

 Equity compensation plans approved           2,365,961                   $8.97                    2,635,355
 by stockholders

 Total                                        2,365,961                   $8.97                    2,635,355

OTHER BENEFIT PLANS

We do not provide any defined benefit or actuarial plan that is payable upon retirement to the named executive officers. The named executive officers may participate in other benefit plans available to all employees, two of which are described below.

401(k) Savings Retirement Plans. We adopted a 401(k) savings and retirement plan in 1994 for non-union employees. United States-based, union-free employees of Cenveo and its affiliated companies who are classified as employees expected to work a minimum of 1,000 hours per year are eligible to participate in the plan. For 2005 each participant was permitted to contribute to the plan up to the lesser of $14,000 or 50% of such employee's compensation. Contributions are not included in a participant's current taxable income. In December 2005, we discontinued the employer match under this plan.

We also sponsor a 401(k) savings and retirement plan for union employees. Collective bargaining agreements determine eligibility for participation and the amount of employer match.

Plan assets are held in trust. A plan participant can direct the investment of contributions into one of twelve mutual funds and other investment vehicles, including Cenveo common stock. Participant contributions to the plan are always fully vested. Cenveo contributions vest at a rate of 20% for each year of service completed by the participant. Generally, a participant's vested plan benefit is distributable upon such participant's retirement, disability, death or other separation from employment. On August 1, 2004 our former employee stock ownership plan was merged into our 401(k) plan.

Severance Plan. Our severance plan provides severance benefits to our senior executives upon termination of employment as a result of permanent layoff or reduction in force, lack of work or job elimination, the sale of a facility, division or business segment or an involuntary termination without cause (as defined in the severance plan). In addition, severance benefits will be provided upon termination of employment as a result of a relocation of employment of greater than 50 miles or a substantial diminution of the participant's duties, authorities, responsibilities, or status (including title, offices, reporting requirements or supervisory functions).

Upon a severance event, the amount of severance to be paid will be based upon a participant's position. Depending on their position, the participants (including the named executive officers) will be entitled to receive up to two years of base salary, one year of outplacement services and one year of health benefit continuation reimbursement. Severance under the severance plan would be offset by any other severance payments due under individual agreements or otherwise.

Employee Stock Purchase Plan. We adopted an employee stock purchase plan during 2005 that allows our employees to purchase our common stock at market prices on a monthly basis through payroll deductions. Payroll deductions may not exceed $1,000 per month.

Key Employee Share Option Plan. Cenveo had adopted a key employee share option plan in 1997 for executive officers and other key employees. Under the plan, participants received options to purchase shares in regulated investment companies at exercise prices set by the administering committee. This plan was amended in 2002 to "freeze" both participation and future contributions to the plan. Accordingly, participants with balances at December 31, 2002 maintain their accounts, and distributions to them will continue to be allowed at retirement, disability, death or other termination from employment. Account balances are held in trust and are invested in various mutual funds. However, since 2002, no new officers or employees have been added to the plan, and no additional funds have been allocated to the plan.

                    REPORT ON EXECUTIVE COMPENSATION

The compensation committee is responsible for the compensation packages that we offer to our executive officers, including the named executive officers. The following is the report of our compensation committee:

POLICIES GOVERNING EXECUTIVE COMPENSATION

The compensation committee's rationales in determining executive compensation are as follows:

   * to establish a direct relationship between executive compensation and our annual, intermediate-term and long-term performance;

   * to provide performance-based compensation opportunities (including equity awards) that allow executive officers to earn rewards for maximizing stockholder value;

   * to attract and retain the key executives necessary for our long-term success; and

   * to reward individual initiative and the achievement of specified goals.

In applying these general policies, the compensation committee's objective is to ensure that more than one-half of the compensation packages for our most senior executive officers, including the named executive officers, are incentive-based because these individuals have substantial control and responsibility for our direction and performance. The compensation committee considers our performance, the individual executive's performance, comparative compensation material (including compensation levels and equity awards by our peer group), the overall competitive environment for executives, the level of compensation necessary to retain executive talent and the recommendations of professional compensation consultants and management in making its determinations on compensation.

The companies used to define the market for executive compensation comparison purposes include a broad range of printing and publishing companies similar in revenue size to Cenveo, as well as certain other printing companies that are our direct competitors. In addition, comparative market compensation data are collected from general industry compensation surveys. The companies used to define the market for pay comparison purposes are more varied than those in the peer group used in the performance graph because the compensation committee believes that our competitors for executive talent are more varied than solely companies within the printing industry.

EXECUTIVE COMPENSATION, GENERALLY

Our executive compensation package currently consists of a mix of salary, bonus awards, stock option grants and restricted stock (and restricted share unit) awards, as well as benefits under the employee benefit plans that we offer.

SALARY. The compensation committee periodically reviews the base salary of the Chief Executive Officer and his direct reports. The compensation committee considers various factors in assessing specific salaries including the executive's historical performance and future potential, job content, level of responsibility and accountability.

BONUS. No bonus payouts are made under our bonus plan unless we achieve our financial earnings per share (EPS) goals. Potential payout amounts (expressed as a percentage of salary) and related financial performance goals are established at the beginning of the relevant performance period by the compensation committee, after assessing recommendations of management and considering the factors described above.

Our financial performance is measured for bonus purposes in terms of EPS and other financial goals. All bonus payouts are contingent upon the achievement of our financial goals and, with respect to executive officers responsible for various operations, contingent upon achieving operation-specific financial goals. In addition, the compensation committee, in its discretion, may increase or decrease any payout to be made to a particular executive officer to reflect any special circumstances that the committee deems significant.

EQUITY GRANTS. To further align the interests of management with the interests of stockholders, our executive compensation package also includes stock option grants and restricted stock (and restricted share unit) awards. Options have a per share exercise price of 100% of the fair market value of a share of our common stock on the date of grant and, accordingly, the value of the option is dependent on the future market performance of the common stock.

The number of shares of common stock subject to options granted to our executive officers is generally based on the salary, responsibilities and performance of each officer. The compensation committee also expects to consider the amounts and terms of prior grants in making new option grants in each year. In addition, the compensation committee reviews the number and value of options granted by selected peer companies in making option grants to our executive officers.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Tax laws limit the deduction a publicly held company is allowed for compensation paid to certain executive officers. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. The compensation committee considers ways to maximize deductibility of executive compensation, but the compensation committee retains the flexibility to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent regardless of the ultimate deductibility of such compensation.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

Robert G. Burton was appointed Chairman and Chief Executive Officer of Cenveo on September 12, 2005. As discussed under "--Executive Agreements," Cenveo has entered into an employment agreement with Mr. Burton that provides, among other things, for an annual base salary of not less than $950,000. Mr. Burton's compensation arrangement is consistent with Cenveo's compensation policy.

Beginning on January 1, 2006, Mr. Burton will be eligible to receive a cash bonus of 200% of his base salary to be paid on an all-or-nothing basis in respect of each fiscal year in accordance with the provisions of the annual goals set by the compensation committee. Mr. Burton did not receive any bonus during 2005.

SEVERANCE PAID TO FORMER EXECUTIVES

Management of Cenveo changed immediately following the appointment of the current directors pursuant to the Settlement and Governance Agreement that Cenveo signed in order to settle a proxy contest that Burton Capital Management LLC and Goodwood Inc. had waged for control of our Board. In accordance with the terms of various severance arrangements that had been approved by the former members of the Board, the departing executives were paid the amounts described under "Compensation of Executive Officers--Executive Agreements--Severance."

The foregoing report has been approved by all members of the compensation committee.

Patrice M. Daniels (Chair)
Mark J. Griffin
Robert B. Obernier


                      REPORT OF THE AUDIT COMMITTEE

The Board has determined that all members of Cenveo's audit committee are independent directors. The audit committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of its accounting, the system of internal controls established by management, auditing and reporting practices as summarized beginning on page 5. The full responsibilities of the audit committee are described in its charter, a copy of which is attached to this proxy statement as Exhibit A. The audit committee charter can also be accessed on Cenveo's website at www.cenveo.com under "Investor --Governance".

Management is responsible for internal controls and the financial reporting process, including the system of internal controls over financial reporting. Cenveo's independent auditor, currently Ernst & Young, LLP, is responsible for expressing an opinion on the conformity of Cenveo's audited consolidated financial statements with generally accepted accounting principles and on management's assessment of the effectiveness of the company's internal controls as required by section 404 of the Sarbanes-Oxley Act. The audit committee monitors these processes and reports its findings to the full Board. The committee has reviewed and discussed Cenveo's audited consolidated financial statements and the company's internal controls over financial reporting with management and Cenveo's independent auditor. The audit committee has also discussed with Cenveo's independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (communication with audit committees).

The audit committee has reviewed and implemented the provisions of the Sarbanes-Oxley Act, the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The audit committee engaged independent legal counsel to review, assess and make recommendations on procedures required by the Sarbanes-Oxley Act. The audit committee also continues to follow the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees issued in February 1999, which is sponsored by the major securities markets.

At each of its regular meetings in 2005, the audit committee met with Ernst & Young and the senior members of Cenveo's financial management team.

The audit committee reviewed with the financial management team:

   * overall audit scopes and plans,

   * results of internal and external audit examinations,

   * management's discussion and analysis of financial condition and results of operations contained in Cenveo's quarterly and annual reports,

   * evaluations of Cenveo's internal controls by management and Ernst & Young, and

   * quality of Cenveo's financial reporting.

In particular, the audit committee monitored and evaluated the process by which management conducted its assessment of Cenveo's internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act.

The audit committee considered the need to ensure the independence of Cenveo's auditors while recognizing that in certain situations Cenveo's independent auditor may possess the expertise and be in the best position to advise Cenveo on issues and matters other than accounting and auditing. All audit services and fees payable to Cenveo's independent auditor for audit services must be pre-approved. The audit committee's charter allows a general pre-approval by the audit committee of audit-related services without a specific case-by-case consideration of each service to be performed by Cenveo's independent auditor. The audit committee's charter requires that any other services, including any permitted non-audit services, be approved by the audit committee or by an audit committee member. The audit committee then communicates its approval to management. All audit and non-audit services performed by Ernst & Young during 2005 were pre-approved under these procedures.

Management reviewed Cenveo's 2005 audited financial statements with the audit committee. In addressing the quality of management's accounting judgments, the committee asked for management's representations that the audited consolidated financial statements have been prepared in conformity with generally accepted accounting principles. The committee expressed to both management and Ernst & Young its general preference for conservative policies when a range of accounting options is available.

The audit committee had a private session at each of its four regular meetings with Ernst & Young to candidly discuss financial management, accounting and internal control adequacy and issues. The audit committee asked Ernst & Young to address several questions that audit committee members believe are particularly relevant to the audit committee's oversight, including whether:

   * there are any significant accounting judgments made by management in preparing the financial statements that would have been made differently had Ernst & Young prepared and been responsible for the financial statements,

   * Cenveo's financial statements fairly present to investors, with clarity and completeness, its financial position and performance for the reporting period in accordance with generally accepted accounting principles and disclosure requirements of the Securities and Exchange Commission,

   * Cenveo has implemented internal controls and internal audit procedures that are appropriate for it, and

   * Ernst & Young had discovered any accounting adjustments made by management during the year that would have been more properly reflected in prior year results.

Based on the audit committee's review and discussions with management and Ernst & Young referenced in this report and under "auditor independence" on page 21, and Ernst & Young's report on the company's financial statements, the audit committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Cenveo's annual report on Form 10-K for the year ending December 31, 2005, for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED:

   Leonard C. Green (Chair)
   Patrice M. Daniels
   Mark J. Griffin
   Robert B. Obernier

                       INDEPENDENT PUBLIC AUDITORS

The audit committee has selected Ernst & Young, LLP as our independent auditors for 2006. Representatives of Ernst & Young will be present at the annual meeting and will be available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so.

FEES

The following table shows the fees we paid to Ernst & Young in 2005 and 2004:

                                                    2005           2004
                                                    ----           ----
                 Audit fees(1)                   $1,383,852     $1,639,014
                 Audit-related fees(2)           $   48,818     $  104,400
                 Tax fees(3)                     $   28,000     $   41,000
                 All other fees                  $       --     $       --
                 Total                           $1,378,564     $1,784,414


(1) For auditing our annual consolidated financial statements and accounting consultations during the audit and reviews of our interim financial statements in our reports filed with the Securities and Exchange Commission. Also includes fees relating to the audit of our Canadian subsidiary, Supremex, in connection with its sale. In addition, these fees include the audit of our internal controls over financial reporting and management's assessment of these controls.
(2) For audits of our employee benefit plans, accounting and auditing consultation services and assistance with our debt offering in 2004.
(3)       For tax return review and preparation and tax advice and planning.

AUDITOR INDEPENDENCE

The audit committee considered the effect that provision of the services described above under "tax fees" may have on the independence of Ernst & Young. These fees amounted to approximately 2.3% of our total fees paid to Ernst & Young in 2004 and approximately 2.0% of our total fees paid in 2005. The committee approved these services and determined that those non-audit services were compatible with maintaining the independence of Ernst & Young as our principal auditor. Ernst & Young provided the committee with the written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and the committee discussed with Ernst & Young their independence.

                       RELATED PARTY TRANSACTIONS

SETTLEMENT AND GOVERNANCE AGREEMENT

On September 9, 2005, Cenveo's former management entered into a settlement and governance agreement with Burton Capital Management and Robert G. Burton, Sr. Pursuant to the settlement and governance agreement, Cenveo's incumbent board of directors approved a reconstituted board of directors.

Pursuant to the settlement and governance agreement, among other things:

   * for a period of three years, our articles of incorporation and bylaws will provide for the annual election of directors, the ability of shareholders to remove directors without cause and the ability of shareholders to call a special meeting;

   * for a period of four years, no related party transactions will be entered into by us without the approval of a committee of disinterested directors;

   * for a period of two years, except with the approval of a committee of disinterested directors, we will not alter, amend or repeal our shareholder rights plan, nor exempt Burton Capital Management, LLC or certain of its affiliates from operation of such plan; and

   * except with the approval of a committee of disinterested directors, for a period of one year, Robert G. Burton, Sr. will not dispose of any shares of our common stock that he owned on September 9, 2005.

In accordance with the settlement and governance agreement, Cenveo was required to honor all of its employee benefit plans, agreements and arrangements that applied to any of its employees, officers or directors. The consummation of the transactions contemplated by the settlement and governance agreement was deemed to be a "change of control" upon effectiveness of the amendments referred to in the last sentence of this paragraph solely for purposes of (i) the change of control, severance and employment agreements with 14 persons who were executives of Cenveo on September 9, 2005, (ii) our severance plan for non-union employees and
(iii) our 2001 long-term equity incentive plan. Pursuant to (and in accordance with) the settlement and governance agreement, we were permitted to amend the foregoing change of control, severance and employment agreements with such 14 persons, amend the foregoing severance plan and amend the foregoing long-term equity incentive plan in order to effectuate the foregoing provisions of the settlement and governance agreement.

The settlement and governance agreement also requires us to indemnify our current and former directors and officers to the fullest extent permitted by applicable law and our charter and bylaws.

In addition, pursuant to the settlement and governance agreement, Cenveo reimbursed Burton Capital Management, LLC $800,000 for expenses incurred in its proxy efforts to elect a new board of directors.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph presents the cumulative total yearly stockholder return from investing $100 on December 31, 2000, in each of:

   * Cenveo's common stock,

   * Standard & Poor's 500 Index, which is a broad equity market index published by Standard & Poor's;

   * a peer group chosen by Cenveo with companies similar to Cenveo, weighted by market capitalization, which includes Consolidated Graphics, Inc., Deluxe Corporation, R. R. Donnelley & Sons Company and Standard Register Company; and

   * Standard & Poor's 1500 Commercial Printing Index, which is an equity market index published by Standard & Poor's of companies that are in the same industry as Cenveo (Cenveo has added this index because it believes that the index provides better comparability to Cenveo than the peer group described above).

The amounts shown assume that any dividends were reinvested. Our common stock is listed on the New York Stock Exchange under the symbol "CVO."

                                 [GRAPH]

                                                          Years ended December 31
                                                          -----------------------
                                            2000      2001      2002      2003      2004      2005
                                          --------------------------------------------------------
Cenveo                                    100.00     95.07     57.97    106.90     71.88    305.16
S&P 500 Index                             100.00     86.96     68.79     88.29     97.77    102.50
Peer Group                                100.00    141.28    147.94    172.86    184.13    169.56
S&P 1500 Commercial Printing Index        100.00    116.07     99.79    124.83    152.14    147.54

                            OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officers and certain other stockholders are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. To the best of our knowledge, all required filings in 2005 were properly made in a timely fashion, except that Leonard C. Green did not timely disclose ownership of certain shares when he first filed on Form 3 with the SEC and did not timely disclose the acquisition of certain shares on a Form 4 that was filed with the SEC on April 11, 2005. In making these statements, we have relied on the representations of the persons involved and on copies of their reports filed with the Commission.

FINANCIAL MATERIALS

STOCKHOLDERS MAY REQUEST FREE COPIES OF OUR FINANCIAL MATERIALS (ANNUAL REPORT, FORM 10-K AND PROXY STATEMENT) FROM CENVEO, INC., ONE CANTERBURY GREEN, 201 BROAD STREET, STAMFORD, CT 06901, ATTENTION: CORPORATE
SECRETARY. THESE MATERIALS MAY ALSO BE ACCESSED ON OUR WEB SITE AT www.cenveo.com.

STOCKHOLDER LIST

A list of registered shareholders on the record date for the annual meeting will be available for inspection from April 5, 2006 through the annual meeting at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004.

CONTACT THE BOARD

Stockholders may at any time direct questions to the independent directors of the Board by sending an e-mail to independentdirector@cenveo.com. All communications required by law or regulation to be relayed to the Board will be promptly delivered to our independent directors. The independent directors monitor these e-mail messages and facilitate an appropriate response.

Employees and others may confidentially or anonymously report potential violations of laws, rules, regulations or our code of business conduct and ethics, including questionable accounting or auditing practices, by calling our ethics and business conduct hotline at 1-800-513-4056 or via the internet at www.mysafeworkplace.com.

                          QUESTIONS AND ANSWERS

Q:        WHY AM I RECEIVING THESE MATERIALS?
A: Cenveo is providing these proxy materials to you in connection with its annual meeting of stockholders, which will take place on May 5, 2006. As a stockholder, you are invited to attend the meeting and may vote on the proposals described in this proxy statement.

Q:        WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?
A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and executive officers and certain other required information. Our 2005 Annual Report is also enclosed.

Q:        WHO MAY VOTE AT THE MEETING?
A: Only stockholders of record at the close of business on March 17, 2006 may vote at the meeting. As of the record date, 53,152,397 shares of Cenveo's common stock were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?
A: Most stockholders hold shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, which are summarized below:

          Stockholder of Record. If your shares are registered
          ---------------------
          directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered to be the STOCKHOLDER OF RECORD of those shares and these proxy materials are being sent directly to you by Cenveo. As the STOCKHOLDER OF RECORD, you have the right to vote by proxy or to vote in person at the meeting. In that case, we have enclosed a proxy card for you to use.

          Beneficial Owner. If your shares are held in a stock
          ----------------
          brokerage account or by a bank or other nominee, you are considered the BENEFICIAL OWNER of shares held IN STREET NAME, and these proxy materials are being forwarded to you by your broker or bank, which is considered to be the STOCKHOLDER OF RECORD of those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. If you wish to vote these shares at the meeting, you must contact your bank or broker for instructions as to how to do so. Your broker or bank has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares for you.

Q:        WHAT MAY I VOTE ON AT THE MEETING?
A: You may vote to elect seven nominees to serve on Cenveo's board of directors for terms expiring at the next annual meeting and to ratify the selection of Ernst & Young LLP as our independent auditors for 2006.

Q:        HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE?
A: The board of directors recommends that you vote your shares FOR each of the seven listed director nominees and FOR the ratification of our independent auditors.

Q:        HOW CAN I VOTE MY SHARES?
A: You may vote either in person at the meeting or by appointing a proxy. Please refer to the instructions included on your proxy card to vote by proxy. If you hold your shares through a bank, broker or other record holder, then you may vote by the methods your bank or broker makes available using the instructions the bank or broker has included with this proxy statement. These methods may include voting over the internet, by telephone or by using a traditional proxy card.

Q:        HOW ARE VOTES COUNTED?
A: In the election of directors, you may vote FOR all of the director nominees or your vote may be WITHHELD with respect to one or more nominees. You may vote FOR, AGAINST or ABSTAIN on the proposal to ratify the auditors.

Q:        WHAT IS A "QUORUM", AND WHY IS IT NECESSARY?
A:        Conducting business at the annual meeting requires a quorum.
          For a quorum to exist, stockholders representing a majority of the outstanding shares entitled to vote must be present in person or represented by proxy. Under the Colorado Business Corporation Act, abstentions and broker non-votes are treated as present for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker cannot exercise discretionary voting power and has not received instructions from the beneficial owner.

Q:        WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL, AND HOW WILL
          VOTES BE COUNTED?
A: If a quorum is present, directors will be elected by a plurality of the votes cast. This means that the seven nominees receiving the highest number of votes will be elected as directors. Cenveo's articles of incorporation do not permit stockholders to cumulate their votes.

          We expect that, in accordance with the rules of the New York Stock Exchange, brokers will be permitted to exercise discretionary authority for the election of the nominees named in this proxy statement and on each matter presented in this proxy statement.

          Since directors will be elected by a plurality of the votes cast, abstentions and broker non-votes will not have the effect of a vote for or against the election of any nominees.

          Each of our proposals other than the election of directors will be adopted if votes cast in favor of the proposal exceed the votes cast against the proposal, and abstentions and broker non-votes will therefore have no effect on the proposal.

Q:        CAN I CHANGE MY VOTE?
A:        You have the right to revoke your proxy at any time before the meeting by:

          * providing written notice to Cenveo's corporate secretary that you revoke your proxy,

          * voting in person at the meeting, or

          * appointing a new proxy before the meeting begins.

          Attending the meeting will not by itself revoke a proxy unless you specifically revoke your proxy in writing.

Q:        WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: If your shares are registered differently and are held in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts so that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting ADP/Investor Communication Services at 51 Mercedes Way, Edgewood, New Jersey 11717, phone (631) 274-8024.

Q:        HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A: We do not know of any business to be considered at the meeting other than election of seven directors and ratification of our independent auditors. If any other business is properly presented at the meeting, your proxy gives Sean S. Sullivan, our Chief Financial Officer, and Timothy Davis, our Senior Vice President, General Counsel and Secretary, authority to vote on these matters in their discretion.

Q:        WHO MAY ATTEND THE MEETING?
A: All stockholders who owned shares of our common stock on the record date, March 17, 2006, may attend the meeting. You may indicate on the enclosed proxy card if you plan to attend the meeting.

Q:        WHERE AND WHEN WILL I BE ABLE TO FIND THE RESULTS OF THE
          VOTING?
A:        The results of the voting will be announced at the meeting.
          We will also publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006, which we will file with the Securities and Exchange Commission.

Q:        WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
          DUE?
A: All stockholder proposals to be considered for inclusion in our proxy statement for the 2007 annual meeting must be received by our corporate secretary at our principal office by February 3, 2007.

Q: WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE MEETING, AND HOW WILL THESE PROXIES BE SOLICITED?
A: We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials, including the charges and expenses of brokers, banks, nominees and other fiduciaries who forward proxy materials to their principals. Proxies may be solicited by mail, in person, by telephone or by electronic communication by our officers and employees, who will not receive any additional compensation for these solicitation activities.

                                EXHIBIT A

                         AUDIT COMMITTEE CHARTER

The Board of Directors (the "Board") of Cenveo, Inc. (the "Company") hereby constitutes and establishes an Audit Committee (the "Committee") with the authority, purpose, responsibilities and specific duties described below.

PURPOSE AND RESPONSIBILITIES
The Committee has been formed to assist the Board in fulfilling its oversight responsibilities and to carry out the requirements of applicable law and the requirements of the New York Stock Exchange ("NYSE"). The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of the Company's independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

The primary purpose and responsibilities of the Committee are to:

      1. Assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors;

      2. Prepare the Audit Committee report required by the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement;

      3. Fulfill the responsibilities of the Audit Committee set out in Rule 10A-3(b)(2), (3), (4) and (5) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 303A of the Listing Standards of the NYSE;

      4. Monitor the integrity of the Company's financial reporting process;

      5. Monitor the Company's systems of internal controls regarding finance, accounting, and legal and regulatory compliance;

      6. Monitor the independence and performance of the Company's financial executives; and

      7. Provide an avenue of communication among the independent auditors, management, the internal audit department and the Board.

MEMBERSHIP AND OPERATIONS
Committee members shall meet the independence, experience and expertise requirements of the Exchange Act, including the Sarbanes-Oxley Act of 2002 ("Sarbanes"), as well as all applicable rules and regulations of the NYSE and the SEC. The Committee shall be comprised of three or more directors. All members of the Committee shall have a basic understanding of finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

A Committee member shall not serve on the audit committee of more than two other companies. Members of the Committee and the Chair shall be appointed and removed from time to time by the independent members of the Board.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Chair shall have full voting rights. The Chair may call, in his or her discretion, special meetings of the Committee which meetings may be conducted telephonically. In the event that the Chair is absent from a meeting, the member with the greatest seniority on the Board shall chair the meeting unless the members agree otherwise.

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

The Chair shall appoint a secretary of the Committee who need not be a member of the Committee or the Board and who may be an employee of the Company. The secretary shall keep minutes of the meeting but shall not be entitled to vote on matters presented for a vote unless otherwise a member of the Committee. Attendance by persons other than members of the Committee at meetings of the Committee shall be allowed only at the invitation of the Chair or a majority of the members. The duties, responsibilities and powers of the Committee may be delegated to a subcommittee upon a majority vote of the members.

ADDITIONAL DUTIES
The Audit Committee will fulfill its primary purpose and responsibilities by carrying out the following duties:

       A.   General Committee Authority and Responsibilities.
            ------------------------------------------------

            1. The Committee shall review and reassess the adequacy of this Charter at least annually. The Committee shall submit this Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

            2.   The Committee annually shall review its own performance.

            3. The Committee shall meet privately in executive session at least semi-annually with management, the director of the internal audit department, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

            4. The Committee, or its Chair, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings raised by the auditors.

            5. The Committee shall, no less frequently than annually, review and discuss with management the Company's policies with respect to risk assessment and risk management.

            6. The Committee shall maintain minutes of meetings and report to the Board on significant results of its activities at the next scheduled meeting of the Board following the meeting of the Audit Committee.

            7. The Committee shall advise the entire Board on a regular basis with respect to the Company's financial policies and procedures regarding compliance with applicable laws and regulations, as well as the performance of the independent auditors and internal audit function, and the independence of the independent auditors.

            8. The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

       B.   Financial Statement and Disclosure Matters.
            ------------------------------------------

            1. The Committee shall review, and discuss with management and the independent auditors, the Company's annual and quarterly financial statements, including any certification, report, opinion or review rendered by the independent auditors, and including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

            2. The Committee shall review and discuss with management and the independent auditors the Company's financial information and earnings guidance provided to analysts and rating agencies, and the Company's earnings press releases. These reviews and discussions may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) rather than with respect to each release and each instance of guidance.

            3. The Committee shall consider the integrity of the Company's financial reporting and operational processes and controls, in consultation with management, the independent auditors and the internal auditors. The Committee shall discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.

            4. The Committee shall consider and review with management and the independent auditors (and where appropriate the internal auditors) at the completion of the annual examination (a) any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses and (b) any material correcting adjustments that have been identified by the independent auditors in accordance with GAAP and applicable laws, rules and regulations.

            5. The Committee shall review significant findings, including any audit problems or difficulties prepared by the independent auditors in connection with the preparation of quarterly and annual financial statements, together with management's responses.

            6. The Committee quarterly shall review and discuss the following:

                  a. Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;

                  b. Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

                  c. The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

            7. The Committee shall review with the Board any issues that arise with respect to the quality and integrity of the Company's financial statements.

       C.   Oversight of the Company's Relationship with the Independent
            ------------------------------------------------------------
            Auditors.
            --------

            1. The independent auditors shall be directly accountable to the Committee and the Board. The Committee shall review the qualifications, independence and performance of the independent auditors. In connection with this review, the Committee shall:

                  a. Assure regular rotation of the lead audit partner in accordance with applicable law;

                  b. Consider whether, in order to assure continuing auditor independence, there should be a regular rotation of the firm of independent auditors; and

                  c. Annually (or more frequently) review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

                 The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself as to the qualifications, independence and performance of the independent auditors.

            2. The Committee annually shall receive from the independent auditors written certification that their firm is registered with the Public Company Accounting Oversight Board to the extent such registration is required under applicable laws and regulations.

            3. The Committee shall receive from the independent auditors, prior to approving the appointment of the independent auditors for audit services, written confirmations of the following:

                  a. Neither the auditor having primary responsibility for the audit nor the auditor responsible for reviewing the audit has performed audit services for the Company in each of the five previous fiscal years of the Company; and

                  b. None of the CEO, CFO or Controller was employed by the independent auditors and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit.

            4. The Committee shall receive annually from the independent auditors a report describing:

                  a.       Their firm's internal quality-control procedures;

                  b. Any material issues raised by the most recent internal quality-control review, or peer review, or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by their firm, and any steps taken to deal with any such issues; and

                  c. All relationships between the independent auditors and the Company to assess the auditor's independence.

            5. The Committee annually shall retain the independent auditors on terms approved by the Committee, and any audit services and fees therefore shall be subject to pre-approval, and discharge the independent auditors when circumstances warrant.

            6. The Committee shall ensure that the independent auditors do not provide for the Company any non-audit services prohibited by applicable law or rules of the NYSE.

            7. The Committee shall approve, subject to review in advance, the engagement of the independent auditors for any permitted non-audit services, as well as the fees and other compensation to be paid to the independent auditors in connection with such non-audit services. The Committee shall communicate all such approvals to the Company's management for disclosure in the appropriate periodic report of the Company to the SEC. The authority to grant the approvals required under this section may be delegated to any one or more members of the Committee (each, an "Approving
                 Member"). Each Approving Member shall present to the full Committee any approvals made by such Approving Member since the last meeting of the Committee.

           8. The Committee shall review the independent auditors' audit plan prior to the audit, and shall discuss with the independent auditors their scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

           9. The Committee shall receive from the independent auditors reports respecting:

                  a. All critical accounting policies and practices to be used;

                  b. All alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

                  c. Other material written communications between the independent auditors and the Company's management, such as any management letter or schedule of unadjusted differences.

            10. The Committee shall discuss the results of the audit with the independent auditors prior to releasing the year-end earnings, including matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61. Further to this point, the Committee shall discuss with the independent auditors:

                  a. Any changes to the audit plan, restrictions on scope of activities and observations of control weaknesses;

                  b.       Any audit problems or difficulties and
                           management's response;

                  c. The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditors, internal audit department or management; and

                  d. Any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors and the Company's response to such letter.

            11. The Audit Committee shall discuss with the national office of the independent auditors any issues on which such office was consulted by the Company's audit team.

       D.   Oversight of the Company's Internal Audit Function.
            --------------------------------------------------

            1. The internal audit department shall be responsible to senior management, but have a direct reporting responsibility to the Board through the Committee. The Committee shall review the appointment, performance and replacement of the senior internal audit executive. Changes in the senior internal audit executive shall be subject to Committee approval.

            2. The Committee shall review the annual internal audit plan, staffing and audit costs.

            3. The Committee shall discuss with the independent auditors the internal audit responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

            4. The Committee shall review significant reports prepared by the internal audit department together with management's responses and follow-up to these reports.

            5. The Committee shall review with the Board any issues that arise with respect to the performance of the internal audit function.

       E.   Compliance Oversight Responsibilities.
            -------------------------------------

            1.    The Committee shall establish procedures for the following:

                  a. The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

                  b. The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

            2. The Committee quarterly (or more frequently) shall review with the Company's internal and/or external counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

            3. The Committee annually shall receive reports from management, the senior internal audit executive and the independent auditors that the Company and its subsidiaries are in conformity with applicable legal and regulatory requirements and, if applicable, the Company's Code of Business Conduct and Ethics.

            4. The Committee shall review with the Board any issues that arise with respect to the Company's compliance with legal and regulatory requirements and with the Company's Code of Business Conduct and Ethics.

            5. The Committee regularly shall review reports and disclosures of insider and affiliated party transactions.

            6. The Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

POWERS
The Committee shall have such powers as are necessary or appropriate to accomplish its purpose, responsibilities and duties.

            1. The Committee may form and delegate authority to subcommittees consisting of one or more members of the Committee when appropriate.

            2. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization.

            3. The Committee shall have the authority, without seeking Board approval, to retain independent counsel and other advisors as the Committee determines necessary to carry out its duties. As determined by the Committee, the Company shall provide appropriate funding for payment of compensation to any such advisors.

            4. The Committee shall perform such other activities consistent with this Charter, the Company's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.


While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the duties of the Company's management and independent auditors.

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[Cenveo logo]                     VOTE BY INTERNET - www.proxyvote.com
ONE CANTERBURY GREEN              Use the Internet to transmit your voting
201 BROAD STREET                  instructions and for electronic delivery
STAMFORD, CT 06901                of information up until 11:59 P.M.
                                  Eastern Time the day before the cut-off
                                  date or meeting date. Have your proxy
                                  card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

                                  ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
                                  COMMUNICATIONS
                                  If you would like to reduce the costs
                                  incurred by Cenveo, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

                                  VOTE BY PHONE - 1-800-690-6903
                                  Use any touch-tone telephone to transmit your voting instructions up until
                                  11:59 P.M. Eastern Time the day before
                                  the cut-off date or meeting date.
                                  Have your proxy card in hand when you
                                  call and then follow the instructions.

                                  VOTE BY MAIL
                                  Mark, sign and date your proxy card and
                                  return it in the postage-paid envelope we have provided or return it to Cenveo, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.






TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                  CENVI1    KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------
                                           DETACH AND RETURN THIS PORTION ONLY
            THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
==============================================================================
CENVEO, INC.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
  FOR ALL LISTED NOMINEES

  VOTE ON DIRECTORS

  1. Election of seven directors
     NOMINEES:

     01) Robert G. Burton, Sr.   05) Robert T. Kittel
     02) Patrice M. Daniels      06) Robert B. Obernier
     03) Leonard C. Green        07) Thomas W. Oliva
     04) Mark J. Griffin

  FOR   WITHHOLD   FOR ALL
  ALL   FOR ALL    EXCEPT

  / /     / /       / /

  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
  NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THE
  NOMINEE'S NAME ON THE LINE BELOW.


  ------------------------------------------------



  2. Proposal to ratify the selection of Ernst & Young
     LLP as the corporation's independent auditors      FOR   AGAINST  ABSTAIN
     for the fiscal year ending December 31, 2006.
                                                        / /     / /      / /

         The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each named director nominee and FOR Proposal 2 and in accordance with their discretion on such other matters as may properly come before the meeting.

  PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS SIDE

  (Signature(s) should conform to names as
  registered. For jointly owned shares, each
  owner should sign. When signing as attorney,
  executor, administrator, trustee, guardian
  or officer of a corporation, please give
  full title).
                                                          YES     NO

  Please indicate if you plan to attend this meeting.     / /    / /

  HOUSEHOLDING ELECTION - Please indicate if you
  ---------------------
  consent to receive certain future investor
  communications in a single package per
  household.                                              / /    / /


  ----------------------------------------     --------------------------------

  ----------------------------------------     --------------------------------
  Signature [PLEASE SIGN WITHIN BOX]  Date     Signature (Joint Owners)    Date

===============================================================================

-------------------------------------------------------------------------------

===============================================================================

REVOCABLE PROXY
  CENVEO, INC.


                  SOLICITED BY THE BOARD OF DIRECTORS FOR
               ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 2006

         The undersigned, revoking any proxy heretofore given, hereby appoints, as proxies for the undersigned, SEAN S. SULLIVAN and TIMOTHY DAVIS, or either of them, with full power of substitution, to vote all shares of the capital stock of CENVEO, INC., a Colorado corporation (hereinafter, the "corporation"), that the undersigned is entitled to vote at the corporation's annual meeting of stockholders to be held on Friday, May 5, 2006, at 12:00 p.m., Eastern time, at the Four Seasons Hotel, 57 West 57th Street, New York, New York 10022, receipt of notice of which meeting and the proxy statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the notice of meeting and proxy statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

         Each properly executed proxy will be voted in accordance with the specifications made on the reverse side of this card and in the discretion of the proxies on any other matter that may come before the meeting. Where no choice is specified, this proxy will be voted FOR all listed nominees to serve as directors and FOR Proposal 2.



          PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE



===============================================================================

                                   APPENDIX


     Page 23 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.